GUARANTY OF RECOURSE OBLIGATIONS

January 4, 2007

FOR VALUE RECEIVED, and to induce LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (individually and as lead arranger and administrative agent for itself and certain co-lenders) (“Lender”), having an address at 399 Park Avenue, 8th Floor, New York, New York 10022, to enter into that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) of even date herewith with 1407 BROADWAY REAL ESTATE LLC, a Delaware limited liability company (“Borrower”), having an address at c/o The Lightstone Group, 326 Third Street, Lakewood, New Jersey 08701, for a loan (the “Loan”), evidenced by (i) that certain Promissory Note dated of even date herewith in the stated principal amount of $127,250,000 (as amended, restated, split, severed, consolidated, supplemented or otherwise modified from time to time, the “Note”) (except as otherwise indicated herein, each capitalized term used herein that is not specifically defined herein shall have the meaning given to such term in the Loan Agreement), and secured by the Security Instrument and the other Loan Documents, the undersigned and each other Person who executes and delivers a joinder hereto in accordance with Section 11(b) hereof (individually, a “Guarantor” and, collectively, the “Guarantors”), hereby absolutely, unconditionally and irrevocably, and jointly and severally as a primary obligor with all other obligated Persons, guarantees the full and prompt payment and performance of all of the Guaranteed Obligations (hereinafter defined).

The following additional provisions shall govern and apply to this Guaranty of Recourse Obligations (this “Guaranty”):

1.  Guarantors’ Liability.

As used herein, the term “Guaranteed Obligations” means the following:

a. If a Full Recourse Event occurs, the “Guaranteed Obligations” shall mean all of the “Obligations”, as defined in the Loan Agreement (including the entire principal balance of the Debt, all accrued interest thereon and all other amounts, costs or expenses payable pursuant to the Loan Documents) together with all Enforcement Costs (hereinafter defined).

b. If a Partial Recourse Event occurs, but a Full Recourse Event has not occurred, the “Guaranteed Obligations” shall mean the sum of (i) all Losses (hereinafter defined) plus (ii) all Enforcement Costs.

Unless and until a Full Recourse Event and/or a Partial Recourse Event occurs, Lender shall not pursue any claims under this Guaranty.

As used herein, the term “Losses” shall mean any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, actual and out-of-pocket losses, out-of-pocket costs (including any and all costs and expenses incurred in the preservation, restoration and protection of the Property), expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable consequential damages and damages, actual and out-of-pocket costs and expenses of whatever kind or nature (including reasonable attorneys’ fees and other costs of defense) arising out of, incurred because of or related to the occurrence of any Partial Recourse Event. The term “Enforcement Costs” shall mean any and all out-of-pocket costs and expenses, including reasonable legal expenses and attorneys’ fees, (a) described in Section 7.4 of the Loan Agreement, (b) incurred or paid by Lender in protecting Lender’s interest in the Property, or (c) incurred in collecting any amount payable under this Guaranty or the other Loan Documents, or (d) incurred in enforcing Lender’s rights under this Guaranty or with respect to the Property, in each of clauses (a) through (d) whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate (as defined in each Note) from the date paid or incurred by Lender until the costs and expenses described in this sentence are paid by Borrower or a Guarantor. Enforcement Costs shall include any of the foregoing incurred during or following the (i) exercise of any remedy by Lender under this Guaranty or the other Loan Documents or following the occurrence of an Event of Default, (ii) foreclosure of any mortgage prior to or subsequent to the Security Instrument not permitted under the Loan Documents, whether or not Lender is made a party to, or otherwise becomes involved in, such proceedings, in which proceeding Lender is made a party, (iii) bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Borrower Party or an assignment by any Borrower Party for the benefit of its creditors, (iv) enforcement of the Obligations of or collection of any payments due from any Guarantor under this Guaranty, or from any Borrower Party under any of the other Loan Documents or with respect to the Property, or (v) incurring of any costs or expenses by Lender in connection with any refinancing or restructuring of the credit arrangements provided under this Guaranty or the other Loan Documents in the nature of a “work-out”, modification or restructuring. To the extent Lender receives any payment by any Person (including Guarantor) or pursuant to the exercise of any rights or remedies under the Loan Documents (including as a result of any foreclosure or transfer in lieu of foreclosure on any collateral or security for the Loan), Lender may apply any such payment to Obligations that are not Guaranteed Obligations until all Obligations that are not Guaranteed Obligations are paid in full, unless at the time of any such payment by Guarantor from Guarantor’s own funds (and not from the Property or any collateral or security for the Loan) Guarantor advises Lender that such payment is being made on account of the Guaranteed Obligations.

2.  No Waiver. Nothing contained in this Guaranty shall (i) prevent Lender from exercising any rights or remedies against (a) any Person (including Borrower) who may be liable for the Obligations or the Guaranteed Obligations or (b) any property or collateral encumbered by any of the Loan Documents or from joining each or any Guarantor in any action whereby Lender seeks to preserve any potential liability of such Guarantor under this Guaranty (such as preserving a deficiency judgment after foreclosing on the Property or otherwise pursuing any other collateral), or to pursue Lender’s rights with respect to the Property or any other collateral for the Loan, (ii) be deemed to be a release or impairment of the Obligations or the Guaranteed Obligations or any security interest in favor of Lender encumbering the Property or any other collateral for the Loan, or (iii) affect Lender’s rights under or pursuant to any other guaranty or indemnity. To the extent Guarantors are liable for the Guaranteed Obligations, each Guarantor shall be jointly and severally liable for the Guaranteed Obligations with Borrower and any other Person who may be liable.

3.  No Limitation. Nothing contained in this Guaranty shall limit any Guarantor’s liability arising under or pursuant to any other Loan Document, including the Environmental and Hazardous Substance Indemnification Agreement. The Guaranteed Obligations shall be in addition to and shall not limit or in any way affect the obligations of any Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in a writing signed by Lender. This Guaranty is independent of the Obligations of Borrower and/or any other Person under the other Loan Documents. Lender may bring a separate action to enforce the provisions hereof against each or any Guarantor without taking action against Borrower or any other Person or joining Borrower or any other Person as a party to such action.

4.  Consideration. Each Guarantor acknowledges that Lender would not have entered into the transactions contemplated by the Loan Documents without the execution and delivery of this Guaranty by such Guarantor and the execution and delivery of this Guaranty are material inducements to Lender to make the Loan and enter into the Loan Agreement. Each Guarantor further acknowledges that such Guarantor is directly or indirectly, the owner of an ownership interest in Borrower, and accordingly, such Guarantor will receive a direct and material benefit from Lender entering into the Loan Documents and making the Loan to Borrower. Accordingly, each Guarantor hereby acknowledges and agrees that the consideration received by such Guarantor for the execution and delivery of this Guaranty is actual and adequate. Each Guarantor further acknowledges and agrees that such Guarantor has had the benefit of legal counsel in connection with the execution and delivery of this Guaranty and such Guarantor has not executed and delivered this Guaranty under any fraud, duress, undue influence or coercion of any kind. Each Guarantor hereby acknowledges that: (a) the obligations undertaken by such Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of the Guaranteed Obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by such Guarantor of all such defenses. Given all of the above, each Guarantor does hereby represent and confirm to Lender that such Guarantor is fully informed regarding, and that such Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon such Guarantor, and (iv) the legal consequences to such Guarantor of waiving such defenses. Each Guarantor acknowledges that such Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

5.  Guaranty. Notwithstanding anything to the contrary contained herein, the maximum liability of each Guarantor hereunder shall not exceed the amount which is one dollar less than the amount which would otherwise make this Guaranty unenforceable pursuant to any fraudulent conveyance, bankruptcy, insolvency or similar law.

6.  Guaranty Absolute. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations (as applicable) arising or created after any attempted revocation by such Guarantor and, if such Guarantor is a natural person, after such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Obligations or the Guaranteed Obligations may be increased or reduced pursuant to the Loan Documents, amendments to the Loan Documents or otherwise shall not release or discharge the obligation of any Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of such Note. The liability of each Guarantor hereunder shall be absolute, unconditional and irrespective of:

(a)  lack of validity, genuineness or enforceability of the Note or any other Loan Document between Lender and Borrower or other Person relating thereto;

(b)  change in the time, manner, place of payment of the indebtedness under, or in any other term of, or any other amendment or waiver of, or any consent to, or departure from, any Loan Document or other agreement between Borrower or any other Person and Lender, including the Note;

(c)  insolvency of, or voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting Borrower or any other Person or any of their respective assets;

(d)  other circumstance, other than satisfaction of the Obligations by payment in full, which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations or the Guaranteed Obligations;

(e)  at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations or the Guaranteed Obligations shall be extended or modified, or such performance or compliance shall be waived;

(f)  any of the acts mentioned in any of the provisions of the Note or any other Loan Documents shall be done or omitted;

(g)  the exercise of any of Lender’s rights or remedies under the Loan Documents;

(h)  the maturity of any of the Obligations or the Guaranteed Obligations shall be accelerated, or any of the Obligations or the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Note or any other Loan Documents shall be waived or any other guarantee of any of the Obligations or the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(i)  any Lien or security interest granted to, or in favor of, the Lender as security for any of the Obligations or the Guaranteed Obligations shall fail to be perfected.

No payment made by any Guarantor, any other guarantor or any other Person, or received or collected by Lender from any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or set off or application at any time in reduction of or in payment of the Obligations or the Guaranteed Obligations shall be deemed to modify, release or otherwise affect the liability of any Guarantor under this Guaranty for the balance of the Guaranteed Obligations. Notwithstanding any such payments received or collected by Lender in connection with the Obligations or the Guaranteed Obligations, each Guarantor shall, subject to the limitations herein contained, remain liable for the balance of the Guaranteed Obligations until all the Guaranteed Obligations are paid in full. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or the Guaranteed Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or any other Person otherwise, all as though such payment had not been made.

Lender shall not be required to inquire into the powers of any Borrower Party or any respective member, partner, shareholder, manager, officer, director or any other agent acting or purporting to act on behalf of any Borrower Party, or any other signatory to any of the Loan Documents, and monies, advances, renewals or credits described in this Guaranty in fact borrowed or obtained from Lender in professed exercise of such powers shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding that such borrowing or obtaining of monies, advances, renewals, or credits shall be in excess of the powers of any Borrower Party or any respective partner, member, manager, officer, director or other agent of any Borrower Party aforesaid, or be in any way irregular, defective or informal.

7.  Dealing with the Borrower and Others.

(a)  The Obligations and the Guaranteed Obligations shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by Lender in connection with any monies or credit advanced by Lender to Borrower or on behalf of Borrower pursuant to the Loan Documents or any security therefor, including any loss of or in respect of any security received by Lender from Borrower or any other Person. It is agreed that Lender, without releasing, discharging, limiting or otherwise affecting in whole or in part the Obligations or the Guaranteed Obligations and each Guarantor’s liabilities under this Guaranty may, without limiting the generality of the foregoing:

(i)  Grant time, renewals, extensions, indulgences, releases, waivers, modifications and discharges to Borrower or any other Person guaranteeing payment of or otherwise liable with respect to the Obligations or the Guaranteed Obligations (each such party, an “Obligor”).

(ii)  Take or abstain from taking security or collateral from Borrower or any Obligor or from perfecting security or collateral of Borrower or any Obligor.

(iii)  Take, or delay in taking or refusing to take, any and all action with respect to the Note and the other Loan Documents (regardless of whether same might vary the risk or alter the rights, remedies or recourses of Guarantors), including specifically (but without limitation) the settlement or compromise of any amount allegedly due thereunder, all without notice or consideration to or the consent of any Guarantor.

(iv)  Apply all monies at any time received from Borrower or any Obligor upon such part of the Obligations or the Guaranteed Obligations as Lender may see fit (subject to the requirements of the Loan Documents).

(v)  Otherwise deal with Borrower or any Obligor as Lender may see fit.

(vi)  Declare all sums owing to Lender under the Note and the other Loan Documents due and payable upon the occurrence of an Event Default under the Loan Documents or decline to do so.

(vii)  Otherwise modify the terms of any of the Loan Documents.

(viii)  Release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents.

(b)  Lender shall not be bound or obliged to exhaust recourse against Borrower or any other Obligor or any security, guaranty, indemnity, mortgage or collateral Lender may hold or take any other action (other than to make demand pursuant to Section 13 of this Guaranty) before being entitled to payment from Guarantors hereunder. It is the intent of Guarantors and Lender that the Guaranteed Obligations are primary, absolute and unconditional under any and all circumstances and that, until all of Borrower’s obligations under the Loan Documents are fully and finally satisfied, such obligations shall not be discharged or released, in whole or in part, by any act or occurrence which might be deemed a legal or equitable discharge or release of any Guarantor.

8.  Subrogation. No Guarantor shall exercise any right of subrogation with respect to Borrower or any Obligor with respect to payments made to Lender hereunder or otherwise until such time as all Guaranteed Obligations shall have been irrevocably paid in full. In the case of the liquidation, winding-up or bankruptcy of Borrower or any Obligor (whether voluntary or involuntary) or in the event that Borrower or any Obligor shall make an arrangement or composition with its creditors, Lender shall have the right to rank first for its full claim and to receive all payments in respect thereof until its claim has been paid in full and each Guarantor shall, subject to the limitations herein contained, continue to be liable to Lender for any balance of the Guaranteed Obligations. To the extent permitted by law, each Guarantor irrevocably releases and waives any subrogation rights or right of contribution or indemnity (whether arising by operation of law, contract or otherwise) which such Guarantor may have against the Property or any part thereof, any collateral pledged as security for the Loan, Borrower or any Obligor or any Person constituting such Borrower or any Obligor if and to the extent any such right or rights would give rise to a claim under the Bankruptcy Code that payments to Lender with respect to the Obligations constitute a preference in favor of such Guarantor or a claim under the Bankruptcy Code that any such preference is recoverable from Lender. If any Guarantor becomes subrogated by payment or otherwise to any of the rights of Lender pursuant to any of the Loan Documents or applicable law, the rights of Lender to which such Guarantor shall be subrogated shall be accepted by such Guarantor “as is” and without any representation or warranty of any kind by Lender, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to Lender. Unless and until all of the Debt is irrevocably paid in full and all Obligations under the Loan are irrevocably paid and performed in full, each Guarantor further unconditionally and irrevocably waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower or any Obligor, and further waives any benefit of, and any right to participate in, any security now or hereafter held by Lender, and waives any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of such Guarantor or the right of such Guarantor to proceed against Borrower or any Obligor for reimbursement, or both.

9.  Representations and Warranties. Each Guarantor hereby represents and warrants to Lender that:

(a)  Such Guarantor is not insolvent (as such term is defined or determined for purposes of the Bankruptcy Code or any other applicable law), and the execution and delivery of this Guaranty will not make such Guarantor insolvent (as such term is defined or determined for purposes of the Bankruptcy Code or any other applicable law).

(b)  Such Guarantor has all requisite power and authority to carry on its business, to hold title to and own the property it owns, to execute, deliver and perform this Guaranty and each of the other Loan Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.

(c)  The execution and delivery of this Guaranty and the other Loan Documents to which it is a party and the performance by such Guarantor of the Guaranteed Obligations and any other obligations hereunder or thereunder do not and will not (i) contravene, violate or conflict with in any material respect, or result in a breach of or default under, any contractual obligation of such Guarantor or to which such Guarantor or such Guarantor’s assets is or are subject, or (ii) violate in any material respect any provision of any Legal Requirement, or (iii) result in or require the creation or imposition of any Lien in favor of any Person other than Lender on any of the properties or revenues of such Guarantor pursuant to any Legal Requirement or material contractual obligation of such Guarantor.

(d)  No consent, approval, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person is required and has not been obtained in writing by such Guarantor, in connection with the execution, delivery, and performance by such Guarantor of each of the Loan Documents to which it is a party or any of the transactions contemplated by such Loan Documents.

(e)  This Guaranty, and each of the other Loan Documents to which such Guarantor is a party, has been duly authorized, executed and delivered by it, and this Guaranty, and each term and provision hereof, is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or similar laws affecting creditors, rights generally and general principles of equity (whether considered in an action or proceeding in equity or at law).

(i)  All financial statements delivered to Lender at any time by or on behalf of such Guarantor (a) are true and correct in all material respects, (b) fairly present in a manner consistent with prior statements submitted to Lender the respective financial conditions of the subjects thereof and for the periods referenced therein, and (c) have been prepared in accordance with Acceptable Accounting Principles consistently applied and there has been no Material Adverse Change in the financial position of such Guarantor since the respective dates of (or periods covered by) such statements. Without limiting the foregoing, all assets shown on such financial statements, unless clearly designated to the contrary on such financial statements, (A) are free and clear of any exemption or any claim of exemption of such Guarantor or any other Person, (B) accurately reflect all debt and prior pledges or encumbrances of or on any of such Guarantor's assets (direct or indirect) at the date of the financial statements and at all times thereafter and (C) are owned individually (and solely managed) by such Guarantor and not jointly with any spouse or other Person.

(f)  There are no conditions precedent to the effectiveness of this Guaranty.

(g)  There are no legal proceedings or claims or demands pending against or, to such Guarantor’s knowledge threatened against, such Guarantor or any of its assets that either (a) would adversely affect its ability to comply with this Guaranty or any of the other Loan Documents or could render Guarantor insolvent or (b) seek a judgment against Guarantor or any of its assets in excess of $1,000,000.

(h)  Neither this Guaranty nor any financial information, certificate or statement furnished to Lender by or on behalf of such Guarantor contains any untrue statement of a material fact or intentionally omits to state a material fact necessary to make the statements herein and therein, in the light of the circumstances under which they are made, not misleading.

(i)  No conditions exist which would prevent such Guarantor from complying with the provisions of this Guaranty or any of the other Loan Documents to which it is a party within the time limits set forth herein and therein.

(j)  Such Guarantor has filed all tax returns and reports required by law to have been filed by it, and has paid all taxes, assessments and governmental charges levied upon it or any of its assets which are due and payable, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

(k)  Such Guarantor has adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower's financial condition, the condition (financial and otherwise) of the Property and Borrower's activities relating thereto and the status of Borrower's performance of the Obligations under the Loan Documents, and such Guarantor shall keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Guarantor's risks hereunder.

(l)  Such Guarantor is not an "employee benefit plan" (within the meaning of section 3(3) of ERISA) to which ERISA applies and no assets of such Guarantor constitute assets of any such plan.

(m)  Such Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with Federal Reserve System Board of Governors' Board Regulation U or X (as such terms are used in Federal Reserve System Board of Governors' Board Regulation U or X or any regulations substituted therefor, as from time to time in effect).

(n)  Such Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(o)  All amounts payable by such Guarantor under the Loan Documents may be made free and clear of, and without deduction for or on account of, any tax.

10.  Transfers. Each Guarantor shall comply with the restrictions on Transfer set forth in Section 5.22 of the Loan Agreement.

11.  Financial Reporting of Guarantors. Each Guarantor shall provide or cause to be provided to Lender the following:

(a) Within one hundred twenty (120) days after the end of each Fiscal Year, a copy of such Guarantor's balance sheet, income statement, cash flows statement and statement of changes in financial position for such Fiscal Year. Each such annual report shall (i) include a schedule of all material contingent liabilities and all other notes and schedules relating thereto, (ii) be in a form reasonably satisfactory to the Lender, (iii) be prepared in accordance with Acceptable Accounting Principles consistently applied, and (iv) be certified to Lender by such Guarantor.

(b) Copies of such Guarantor’s federal and state income tax returns for each taxable year, as filed with the appropriate Governmental Authority, within forty-five (45) days after filing of same.

(c) From time to time promptly after Lender’s request, such additional information, reports and statements (including quarterly financial statements) regarding the business operations and financial condition of such Guarantor (including, without limitation, financial information on any investment or partnership interests or membership interests or holdings or any other asset which is reflected on such Guarantor’s financial statements) as Lender may reasonably request.

12.  Omitted.

13.  Demand for Payment.

(a)  Subject to the limitations on Guarantors’ liability set forth herein, each Guarantor shall make payment of the Guaranteed Obligations and other amounts payable by such Guarantor hereunder within ten (10) Business Days after demand therefor is made by Lender to such Guarantor in writing. Lender shall not be required to seek payment of the Obligations or the Guaranteed Obligations from Borrower or any Obligor or any other Person (including any other guarantor) prior to exercising Lender’s rights and enforcing Lender’s remedies under this Guaranty and the other Loan Documents. It shall not be necessary for Lender, in order to exercise Lender’s rights and enforce Lender’s remedies under this Guaranty or under the other Loan Documents, first to institute suit or exhaust Lender’s remedies against the Property or any other collateral given as security for the Loan, Borrower or any other Person liable for the Debt (including any other guarantor or any other Guarantor under this Guaranty), to have Borrower or any other obligated Person (including any other guarantor or any other Guarantor under this Guaranty) joined with any Guarantor in any suit brought under this Guaranty or to enforce Lender’s rights against any security which shall ever have been given to secure the Debt. However, in the event Lender elects in Lender’s sole discretion to enforce and/or exercise any remedies it may possess with respect to the Property or any other security for the Obligations prior to demanding payment from any Guarantor, each Guarantor shall nevertheless be obligated hereunder for the Guaranteed Obligations and not repaid or recovered incident to the exercise of such remedies. The obligations of each Guarantor hereunder are independent of the obligations of Borrower. A separate action may be brought and prosecuted against each or any Guarantor, subject to the limitations on each Guarantor’s liability herein expressed. Each Guarantor expressly waives any rights under any statute or the common law, providing any requirement that Lender institute suit or exercise or exhaust Lender’s remedies or rights against the Property or any other collateral or security for the Loan, Borrower or against any other Person, guarantor, or other collateral guaranty securing all or any part of the Obligations, prior to enforcing any rights Lender has under this Guaranty, or otherwise. Each Guarantor agrees that such Guarantor’s liability hereunder is primary, absolute and unconditional without regard to the liability of any other party, it being understood that this Guaranty is a guaranty of payment and performance and not merely of collection. Without limitation to the foregoing, each Guarantor waives, to the extent the same are applicable: (i) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other Person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (iii) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or any Guarantor; (iv) any and all rights and defenses arising out of an election of remedies by Lender; (v) any defense based upon Lender’s failure to disclose to any Guarantor any information concerning the Property, Lender’s underwriting of the Loan and the Property, Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (vi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (vii) any defense based upon Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (viii) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (ix) presentment, demand, protest and notice of any kind (except as expressly required herein); (x) the benefit of any statute of limitations affecting the liability of any Guarantor hereunder or the enforcement hereof; (xi) any defense arising by reason of any insolvency, death, insanity, minority, dissolution or any other defense of Borrower, or any other surety, co-maker, endorser or guarantor of Borrower’s obligations under the Loan Documents, it being agreed that each Guarantor shall remain liable hereon regardless of whether Borrower or any other such Person be found not liable thereon for any reason; (xii) all suretyship defenses of every kind and nature; and (xiii) any claim any Guarantor might otherwise have against Lender by virtue of Lender’s invocation of any right, remedy or recourse permitted Lender hereunder or under the other Loan Documents. Each Guarantor further waives any and all rights and defenses that such Guarantor may have because the Borrower’s debt is secured by real property; this means, among other things, that: (1) Lender may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from such Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Borrower. Finally, each Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to such Guarantor’s liability hereunder.

(b)  This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by any Guarantor. The liquidation, dissolution or withdrawal of Borrower or any Guarantor shall not terminate or affect this Guaranty. Each Guarantor agrees that to the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are at any time invalidated, declared to be fraudulent or preferential, set aside or required for any of the foregoing reasons or for any other reason to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or repayment had not been made and each Guarantor shall, subject to the limitations on its liability herein contained, be primarily liable for such Guaranteed Obligations and any prior release or discharge from the terms of this Guaranty given to such Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect to the extent of such amount required to be repaid or paid over as aforesaid. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of any of the Obligations or the Guaranteed Obligations, or any part thereof, is avoided, rescinded or waived and must otherwise be restored, disgorged, reimbursed or repaid by Lender and shall continue in full force and effect as long as there exists a possibility that any payment or performance of any of the Obligations or the Guaranteed Obligations may be avoided, rescinded or waived and so restored, disgorged, reimbursed or repaid. Each Guarantor, jointly and severally, agrees to indemnify the Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Each Guarantor acknowledges that a principle purpose of this Guaranty is to ensure payment of the Guaranteed Obligations to Lender in the event of the bankruptcy or insolvency of Borrower, the commencement of proceedings by or against Borrower under the Bankruptcy Code, or the appointment of a trustee or receiver for the estate or assets, or any part thereof, of Borrower, and that Lender is entering into the Loan Documents in reliance upon the enforceability of this Guaranty in the event of the bankruptcy or insolvency of Borrower, the appointment of a trustee or receiver for the assets, or any part thereof, of Borrower, or the commencement of proceedings by or against Borrower under the Bankruptcy Code. Each Guarantor shall remain liable for the Guaranteed Obligations notwithstanding any extension, reduction, modification, composition or other alteration of the Obligations or the Guaranteed Obligations as a result of any proceeding under the Bankruptcy Code (as the Obligations and the Guaranteed Obligations existed without giving effect to any such extension, reduction, modification, composition or other alteration). Accordingly, each Guarantor further acknowledges and agrees that in the event that proceedings by Lender against Borrower are stayed by or in any court for any reason, or in the event that the Loan Documents are terminated or not enforced by action of a court or trustee in such proceedings, such stay, termination or unenforceability shall not prevent or prohibit any action by Lender upon this Guaranty, notwithstanding any potential allegation by any Guarantor that enforcement of this Guaranty may in any manner inhibit or prevent the reorganization or rehabilitation of Borrower. Each Guarantor acknowledges and agrees that such Guarantor’s efforts are not necessary for a successful reorganization or rehabilitation of Borrower or any other Person and such Guarantor therefore waives any right to seek a stay or injunction of any proceeding against such Guarantor with respect to this Guaranty whether based on Section 105 of the Bankruptcy Code or otherwise.

(c)  In any bankruptcy or other proceeding in which the filing of claims is required by law, each Guarantor shall file, at the option of Lender (which shall be exercised in Lender’s sole and absolute discretion), all claims which such Guarantor may have against Borrower relating to any indebtedness of Borrower to such Guarantor and shall assign to Lender all rights of such Guarantor thereunder. If any Guarantor does not file any such claim, Lender, as attorney-in-fact for such Guarantor, is hereby authorized to do so in the name of such Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, each Guarantor hereby assigns to Lender all of such Guarantor’s rights to any such payments or distributions; provided, however, that the Guaranteed Obligations shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. In the event of any foreclosure sales of the Property and/or any other collateral covered by the Loan Documents, the proceeds of such sales shall be applied first to the discharge of that portion of the Guaranteed Obligations then remaining unpaid as to which such Guarantor is not fully personally liable pursuant to this Guaranty, it being the express intention of the parties that the application of the proceeds of such foreclosure sales shall be in such a manner as not to extinguish or reduce such Guarantor’s personal liability hereunder until all of the Guaranteed Obligations as to which such Guarantor is not personally liable hereunder have been paid in full. Nothing contained in this Section 13 shall be construed to require that Lender foreclose the liens and security interests created in the Loan Documents as a condition precedent to bringing an action against any Guarantor upon this Guaranty, or as an agreement that any Guarantor’s liability is limited to any deficiency remaining after such a foreclosure.

14.  Waiver of Notice of Acceptance. Each Guarantor hereby waives notice of acceptance of this Guaranty.

15.  Additional Guaranties. This Guaranty is in addition and without prejudice to any other guaranties of any kind (whether or not in the same form as this instrument) now or hereafter held by Lender with respect to the Debt. Lender shall not be obligated to proceed under any other guaranty or security with respect to any or all of the Obligations or the Guaranteed Obligations before being entitled to payment from each or any Guarantor under this Guaranty.

16.  GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS CHOICE OF LAW IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5.1401.

17.  WAIVER OF TRIAL BY JURY. LENDER BY ACCEPTING THIS GUARANTY AND EACH GUARANTOR HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE OR ARISE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

18.  Addresses of Notices. All notices, demands, and other communications provided for hereunder shall be in writing and shall be given or made in the manner set forth in the Loan Agreement and addressed as set forth below or as to each party at such other address or addresses within the continental United States of America as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 18:

If to Lender:	Lehman Brothers Holdings Inc.
399 Park Avenue, 8th Floor New York, New York 10022 Attention: Charles Manna Telephone: (212) 526-4071 Facsimile: (646) 758-5366 MTS No.: WH4463

with copies to:	Lehman Brothers Holdings Inc. 399 Park Avenue, 8th Floor New York, New York 10022 Attention: David Broderick Telephone: (212) 526-2453 Facsimile: (646) 758-5311 MTS No.: WH4463

and

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: W. Michael Bond, Esq. Telephone: (212) 310-8000 Facsimile: (212) 310-8007

and

Weil, Gotshal & Manges LLP 1395 Brickell Avenue, Suite 1200 Miami, Florida 33131 Attention: Beatriz Azcuy-Diaz, Esq. Telephone: (305) 577-3100 Facsimile: (305) 374-7159

with a copy to
Servicer:
TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road N.E., Suite 2200
Atlanta, Georgia 30326
Attention: J. Gregory Winchester
Telephone: (404) 420-5600
Facsimile: (404) 420-5610
MTS No.: WH4463/Asset No.: 1152701

If to Owner
or Borrower:	1407 Broadway Real Estate LLC
1407 Broadway Mezz LLC
c/o The Lightstone Group
326 Third Street
Lakewood, New Jersey 08701
Attention: David Lichtenstein
Telephone: (732) 367-0129
Facsimile: (732) 363-7183

with a copy to:

Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 Attention: Sheldon Chanales, Esq. Telephone: (212) 592-1472 Facsimile: (212) 545-3313
19.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason except as may otherwise be specifically provided for in this Guaranty or the other Loan Documents.

20.  No Waiver, Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Any amendments to, or revisions of, any provisions of this Guaranty must be in writing and signed by Guarantors and Lender to be effective. Any waiver of any provision of this Guaranty must be in writing and signed by the party against whom such waiver is sought to be enforced.

21.  Benefit and Binding Nature. This Guaranty is a continuing guaranty of payment and shall (a) remain in full force and effect until irrevocable payment in full of the Guaranteed Obligations and all other amounts payable hereunder, (b) be binding upon each Guarantor, such Guarantor’s personal representatives, executors, administrators, heirs, distributees and successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and its respective successors and assigns.

22.  Jurisdiction. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT SUCH GUARANTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN SUCH COURT. THIS CONSENT TO JURISDICTION IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5.1402. EACH GUARANTOR DOES HEREBY DESIGNATE HERRICK, FEINSTEIN LLP, 2 PARK AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SHELDON CHANALES, ESQ., AS ITS AGENT FOR SERVICE OF PROCESS AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. A COPY OF SUCH SERVICE OF PROCESS SHALL BE DELIVERED TO: HERRICK, FEINSTEIN LLP, 2 PARK AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SHELDON CHANALES, ESQ.

23.  Subordination. Any indebtedness of Borrower or any Obligor to any Guarantor now or hereafter existing is hereby subordinated to the Guaranteed Obligations. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by such Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty, and (d) such Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender’s rights in and to such indebtedness and any security therefor. If any Guarantor fails to take any such action, Lender, as attorney-in-fact for such Guarantor, is hereby authorized to do so in the name of such Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked. Each Guarantor agrees that such Guarantor will not seek, accept, or retain for such Guarantor’s own account, any payment from or on behalf of Borrower or any Obligor on account of such subordinated debt. Any payments to such Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Lender and shall be paid over to Lender on account of the Guaranteed Obligations without impairing or releasing the obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably agrees that (i) such Guarantor will not at any time assert against Borrower or any Obligor (or the estate of Borrower or any Obligor in the event Borrower or any Obligor becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any amounts such Guarantor may pay or be obligated to pay Lender pursuant to this Guaranty, including the Guaranteed Obligations, and any and all obligations which such Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty, unless and until all of the Guaranteed Obligations shall have been irrevocably paid in full, and (ii) such Guarantor subordinates all such rights and claims (including “claims” as defined in 11 U.S.C. §§ 101 et seq.) to indemnification, reimbursement, contribution, exoneration or payment which Guarantor may now or at any time have against Borrower or any Obligor (or estate of Borrower or any Obligor in the event Borrower or Obligor becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America), whether such rights arise under an express or implied contract or by operation of law, to each of the obligations of Borrower under the other Loan Documents and the Loan Agreement unless and until all of the Guaranteed Obligations shall have been irrevocably paid in full. Each Guarantor further agrees not to assign, sell, pledge, hypothecate or otherwise transfer all or any part of the indebtedness of Borrower or any Obligor owing to such Guarantor.

24.  Waivers. All diligence in collection or protection, and all presentment, demand (except as provided herein) or protest, and except as provided for herein or any other Loan Documents, notice to each Guarantor or any other Person of any of the following are expressly waived: maturity, extension of time, change in nature or form of the Obligations or the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations or the Guaranteed Obligations, adverse change in the financial condition of Borrower or any Obligor or any other fact which might materially increase the risk to any Guarantor, protest, acceleration, intent to accelerate, dishonor, default, non-payment and the creation and existence of any of the Obligations or the Guaranteed Obligations, and of any security and collateral therefor, and of any extensions of credit and indulgence hereunder and all other provisions of law which are or might be in conflict with the terms of this Guaranty. In addition to the waivers contained herein, each Guarantor waives and agrees that such Guarantor shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of the Guaranteed Obligations under, or the enforcement by Lender of, this Guaranty. Each Guarantor represents, warrants and agrees that, as of the date of this Guaranty, such Guarantor’s obligations under this Guaranty are not subject to any offsets, counterclaims or defenses against Lender or Borrower of any kind. Each Guarantor further agrees that such Guarantor’s obligations under this Guaranty shall not be subject to any counterclaims or offsets against Lender or against Borrower of any kind that may arise in the future.

25.  Instrument for the Payment of Money. Each Guarantor hereby acknowledges that this Guaranty constitutes an instrument for the payment of money, and consents and agrees that Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

26.  Additional Waivers. Lender may enforce the obligations of each or any Guarantor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Security Instrument, or any other Loan Documents or the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Lender from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan.  It is not necessary for an Event of Default to have occurred for Lender to exercise its rights pursuant to this Agreement. Pursuant to Section 9.1 of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Documents, including Section 9.1 of the Loan Agreement, and each Guarantor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

27.  Interpretation. Section 1.2 of the Loan Agreement is hereby incorporated into this Guaranty by reference for all purposes.

28.  Attorneys' Fees. In the event Lender is required to incur legal fees or expenses in order to enforce this Guaranty after a failure by any Guarantor to pay any amount due pursuant to this Guaranty in accordance with the terms hereof, then Guarantors shall also be liable to Lender for any reasonable legal fees or expenses so incurred whether or not suit is filed, expressly including, without limitation, all reasonable costs, attorneys' fees and expenses incurred by the Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower or any Guarantor as the insolvent or bankrupt party which in any way affect the exercise by the Lender of its rights and remedies hereunder.

29.  Loan Sales. Each Guarantor agrees that this Guaranty shall be sufficient evidence of the obligations of such Guarantor to each Investor, and each Guarantor further agrees to cooperate with Lender at no cost to Guarantor (except as set forth in the Loan Agreement) in connection with any sale, assignment, securitization, conveyance, alienation or pledge or other transfer made, including the delivery of such amendments to this Guaranty as may be reasonably requested by the Lender or desired by the Rating Agencies or otherwise to effect a Securitization; provided, however, that such Guarantor shall not be required to modify or amend this Guaranty if such modification or amendment would modify or amend any of the economic terms or conditions of this Guaranty or impose any additional liability or obligation on such Guarantor. Lender may forward to each Investor or any Rating Agency, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan or to Lender or the Property.

30.  Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

31.  Joint and Several Liability. The obligations, covenants and agreements of Guarantors hereunder shall be the joint and several obligations, covenants and agreements of each Guarantor, whether or not specifically sated hereon.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

LIGHTSTONE HOLDINGS LLC

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: President